CERTIFICATE OF CORRECTION TO THE
                          CERTIFICATE OF AMENDMENT OF
                       ALLIANCE BROADCASTING GROUP, INC.
                 Pursuant to Section 103(f) of Title 8 of the
                        Delaware Code of 1953, as amended

ALLIANCE BROADCASTING GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation
Law of the State of Delaware,

Does Hereby Certify:

First: 	That a Certificate of Amendment changing the
corporation name to ALLIANCE BROADCASTING GROUP, INC. was filed with the Secretary of State of the State of Delaware on the 15th day of November 1996.

Second:	That the First, Second and Third Articles of the
amendment were incorrectly typed.

Third: 	That the First Article is corrected to read as follows:

	"First: That by unanimous consent of the Board of Directors of ALLIANCE BROADCASTING GROUP, INC. in lieu of a meeting, resolutions were adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling upon the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:"

	That the Second Article is corrected to read as follows:

"Second: That thereafter, pursuant to resolution of its Board of Directors, the consent of the necessary number of stockholders in favor of the amendment as required by statute, in lieu of a meeting, was sought."

	That the Third Article is corrected to read as follows:

"Third: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the consent of necessary number of stockholders as required by said sections of the statute."

	In witness whereof, said ALLIANCE BROADCASTING GROUP, INC. has caused this certificate to be signed by Joe Newman, its President and Parrish B. Ketchmark s Secretary, this 18th day of November, 1996.


Joe Newman/President			Parrish B. Ketchmark/Secretary